UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2026

HARMONY BIOSCIENCES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39450	82-2279923
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

630 W. Germantown Pike, Suite 215

Plymouth Meeting, PA 19462

(Address of principal executive offices) (Zip Code)

(484) 539-9800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Trading	Name of each exchange
Title of each class	Symbol(s)	on which registered
Common Stock, $0.00001 par value per share	HRMY	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer; Resignation of Director

On April 2, 2026, Harmony Biosciences Holdings, Inc. (the “Company”) named Peter Anastasiou the Company’s Senior Executive Vice President and Chief Operating Officer (“COO”), effective April 2, 2026. In connection with his appointment as COO, on April 2, 2026, Mr. Anastasiou provided notice of his resignation as a Class III member of the board of directors (the “Board”) of the Company and any committees thereof, effective as of April 2, 2026. Mr. Anastasiou’s resignation was not due to any disagreement with the Company or the Board on any matter relating to the operations, policies or practices of the Company.

Mr. Anastasiou, age 55, has served on the Board since November 2023. He also served as Chief Executive Officer and as a member of the board of directors of Capsida Biotherapeutics, a next-generation integrated gene therapy company, from January 2022 to October 2025. Prior to Capsida, from November 2009 to December 2021, Mr. Anastasiou served in various roles at Lundbeck, a pharmaceutical company publicly traded on the Copenhagen Stock Exchange, including most recently as Executive Vice President and President of North America, and prior to that as Chief Commercial Officer for the U.S. and Vice President and General Manager for Psychiatry. In addition, he served as a member of the board of directors of Lundbeck from January 2016 to December 2021. Mr. Anastasiou currently serves on the Global Advisory Board of the Healthcare Businesswomen’s Association and has previously served on the boards of several private organizations, including the Pharmaceutical Research and Manufacturers Association (PhRMA), Kids Above All and Bear Necessities Pediatric Cancer Foundation. Mr. Anastasiou received a B.A. in Economics and Management from Albion College and an M.B.A. from Kelley School of Business, Indiana University.

In connection with Mr. Anastasiou’s appointment as COO, Harmony Biosciences Management, Inc., a wholly owned subsidiary of the Company (“Harmony”), executed an Executive Employment Agreement with Mr. Anastasiou (the “Employment Agreement”). Mr. Anastasiou’s employment pursuant to the Employment Agreement will continue until terminated in accordance with its terms.

Under the Employment Agreement, Mr. Anastasiou is entitled to receive (i) an annual base salary of $600,000 and (ii) a target annual bonus opportunity of 55% of his annual base salary, effective as of April 2, 2026. The actual amount of any annual bonus will be determined by reference to the attainment of applicable Harmony and/or individual performance objectives. Mr. Anastasiou will be eligible to participate in customary health, welfare and fringe benefit plans provided by Harmony to its employees.

Pursuant to the Employment Agreement, the Company will grant Mr. Anastasiou an option award with an aggregate grant date fair value of $3,700,000, which vests with respect to 25% of the underlying shares of the option award on the first anniversary of the grant date and with respect to 75% of the underlying shares of the option award on a quarterly basis thereafter until the fourth anniversary of the grant date, subject to Mr. Anastasiou’s continued employment through each vesting date.

If Mr. Anastasiou experiences a termination of employment by Harmony without cause or for good reason, then, in addition to any accrued amounts, he will be entitled to receive the following severance payments and benefits:

●	A cash severance amount equal to his annual base salary, payable in substantially equal installments over the 12-month period following the termination date.
●	Harmony-subsidized healthcare coverage for 12 months following the termination date.
●	If such termination occurs prior to the first anniversary of Mr. Anastasiou’s start date, 25% of the shares underlying the Company stock option award granted to Mr. Anastasiou in connection with the Employment Agreement will vest, and the stock option will remain exercisable for up to 12 months following the termination date.
●	If any such termination occurs on or after such first anniversary, then the Company stock option award will vest with respect to the shares that would have vested over the 12-month period following the termination date.
●	Company-paid outplacement services for up to 12 months following the termination date.

If either such termination of employment occurs during the 12-month period following a change in control of the Company, then Mr. Anastasiou also will receive (i) any earned but unpaid annual bonus for the year prior to the year of termination, (ii) a pro-rata target annual bonus for the year of termination and (iii) full accelerated vesting of the stock option granted to Mr. Anastasiou in connection with the Employment Agreement.

The severance described above would be subject to his execution and non-revocation of a general release of claims in favor of the Company and continued compliance with restrictive covenants.

The Employment Agreement contains customary confidentiality, non-competition and non-solicitation provisions, and also includes a “best pay” provision under Section 280G of the Internal Revenue Code, pursuant to which any “parachute payments” that become payable to Mr. Anastasiou will be either paid in full or reduced so that such payments are not subject to the excise tax under Section 4999 of the Internal Revenue Code, whichever results in better after-tax treatment for Mr. Anastasiou.

The foregoing description of the Employment Agreement is qualified in its entirety by the full text of such agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

There are no family relationships between Mr. Anastasiou and any director or executive officer of the Company, and he has no indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Troy Ignelzi to Board of Directors

Effective April 2, 2026, the Board, upon recommendation of the Nominating and Governance Committee of the Board, appointed Troy Ignelzi, age 58, as a Class III director, effective April 2, 2026, filling the vacancy in the Board created by the resignation of Mr. Anastasiou. Mr. Ignelzi was also appointed to serve on the Audit Committee of the Board and the Compensation Committee of the Board, effective May 14, 2026. Mr. Ignelzi will hold office until the Company’s 2026 annual meeting of stockholders, anticipated to be held on May 14, 2026 (the “Annual Meeting”), and until his successor shall be elected and qualified or until his earlier death, resignation, retirement, disqualification or removal.

Mr. Ignelzi has served as Chief Financial Officer of Rapport Therapeutics, Inc. since November 2023. From March 2019 to September 2023, Mr. Ignelzi served as Chief Financial Officer at Karuna Therapeutics, Inc. Prior to this, Mr. Ignelzi served as Chief Financial Officer of scPharma from 2016 to February 2019. From 2014 to 2016, Mr. Ignelzi served as Chief Financial Officer and as a member of the executive leadership teams at Juventas Therapeutics Inc. Earlier in his career, Mr. Ignelzi served as Senior Vice President, Operations and Business Development, of Pharmalex GmbH, and in various positions at Esperion Therapeutics, Inc., Insys Therapeutics, Inc., and Eli Lilly and Company. Mr. Ignelzi has served on the boards of directors of Vedanta Biosciences, Inc., since November 2020, and Abivax S.A. since July 2023. Mr. Ignelzi previously served on the board of directors of CinCor Pharma, Inc. from March 2021 to February 2023. Mr. Ignelzi holds a Bachelor of Science degree in accounting from Ferris State University. Mr. Ignelzi was selected to serve on the Board because of his extensive experience in the life sciences industry, and the Company believes he will bring valuable experience and insight to the Board.

The Board has determined that Mr. Ignelzi qualifies as an independent director under the corporate governance standards of The Nasdaq Stock Market LLC and the rules and regulations of the Securities and Exchange Commission, including those applicable to audit committee members. Mr. Ignelzi was not appointed to the Board pursuant to any arrangement or understanding with any other person. Mr. Ignelzi has no family relationships with any director or executive officer of the Company and there are no transactions in which Mr. Ignelzi has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Ignelzi will receive compensation consistent with that provided to non-employee directors as described in the Company’s director compensation program.

The Company and Mr. Ignelzi will enter into the Company’s standard form of indemnification agreement for directors, a copy of which was previously filed as Exhibit 10.12 to Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-240122) and is incorporated herein by reference.

Departure of Director

On March 31, 2026, Antonio Gracias, a Class III director of the Board, notified the Board that he would not stand for re-election as a director of the Company. Mr. Gracias’ decision not to stand for re-election was not due to any disagreement with the Company or the Board on any matter relating to the operations, policies or practices of the Company. Mr. Gracias’ term is scheduled to end at the beginning of the Annual Meeting.

Item 7.01. Regulation FD Disclosure.

On April 2, 2026, the Company issued a press release announcing the officer and director changes discussed above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description

10.1	Executive Employment Agreement between Harmony Biosciences Management, Inc. and Peter Anastasiou, dated April 2, 2026.

99.1	Press release issued by the Company, dated April 2, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMONY BIOSCIENCES HOLDINGS, INC.

Date: April 2, 2026	By:	/s/ Jeffrey M. Dayno, M.D.
Jeffrey M. Dayno, M.D.
President and Chief Executive Officer